SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                February 18, 2004

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On February 18, 2004 registrant issued a press release entitled "Halliburton Dividend Declaration and Shareholders' Meeting."

         The text of the press release is as follows:

           HALLIBURTON DIVIDEND DECLARATION AND SHAREHOLDERS' MEETING

         HOUSTON, Texas -- Halliburton (NYSE: HAL) announced today that its board of directors has declared a first quarter dividend of twelve and one-half cents ($.125) a share on the company's common stock payable March 25, 2004, to shareholders of record at the close of business on March 4, 2004. The company's annual meeting of shareholders is set for May 19, 2004 in Houston, Texas. The record date for determination of shareholders entitled to vote at such meeting is March 22, 2004.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.


                                       ###

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     February 19, 2004            By: /s/ Bruce A. Metzinger
                                          -----------------------------------
                                               Bruce A. Metzinger
                                               Assistant Secretary